EXHIBIT 23.5
                                                                  ------------



                              CONSENT OF ENGINEER


Reference is made to the Annual Report on Form 40-F for the year ended December 31, 2005 (the "Annual Report") of Teck Cominco Limited (the "Company") to be filed with the United States Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

We hereby consent to references to our firm's name and use of our report under the heading "Description of the Business - Fort Hills Oil Sands Project," and for "Schedule B - Report of Independent Oil and Gas Reserve Evaluator" in the Company's Annual Information Form and to all other references to our firm's name included or incorporated by reference in the Annual Report.


                                             Yours very truly,


                                             GLJ PETROLEUM CONSULTANTS LTD.



                                             /s/ James H. Willmon
                                             -----------------------------
                                             James H. Willmon, P. Eng.
                                             Vice-President


Dated:  March 28, 2006
Calgary, Alberta
CANADA